EXHIBIT 10.14 BUSINESS COOPERATION AGREEMENT BETWEEN COMPANY AND VENRO PETROLEUM CORPORATION

                      BUSINESS COOPERATION AGREEMENT

THIS BUSINESS COOPERATION AGREEMENT "BCA" is made and entered into by and between Harrison Digicom, Inc., is a Nevada Corporation, NASDAQ/OTC symbol "HARR" whose address is 3505 Cadillac Avenue, Suite 0-205A Costa Mesa, California 92626 hereinafter referred to as "First Party" or " Harrison Digicom" or " HARR"; and

Venro Petroleum Corporation, whose address is 45 Rockefeller Plaza (630 Fifth
Ave) Suite 1600, New York NY 10111, tel: 212-969-1722 Fax: 212-969-1729
hereafter referred to as " Second Party" or  " Venro ".

WITNESSETH:
 The BCA Partners herein are desirous to conduct a business operation together and it is agreed by the BCA Partners herein that the most desirous form of agreement for conducting the business operation is by and through a business cooperation agreement under the laws of the United States of America and shall abide by all laws in other countries where both BCA Partners agree herein to operate.

 WHEREAS, the BCA Partners herein are desirous to keep their separate identity, however, through this business cooperation agreement coordinate together to strengthen their overall position in the business community; and
 WHEREAS, the First Party has be responsible for approved project funding and managing director of this agreement and shall make available the complete "HARR" of products and services for marketing as the contribution to a business enterprise for 80% ownership in all project approved in through this BCA; and
 WHEREAS, the Second Party has special abilities and experience in sales, marketing of Harrison Services worldwide through their business and personal relationships; and

 WHEREAS, the BCA Partners have heretofore begun the operation of a business enterprise under the terms, conditions, and covenants of this BCA Agreement; and

 WHEREAS, it is the intention of the BCA Partners that this Agreement shall supersede and replace any and all prior agreements of the BCA Partners, whether oral or written; and

 WHEREAS, each Partners represents and warrants that he is acquiring his interest in the business cooperation for his own account, for investment, and/or for further sale or distribution thereof; and

 WHEREAS, it is the desire of the BCA Partners to define and set out their relationship in writing and the circumstances under which they are operating, as of the date of this Agreement; and

NOW THEREFORE, in consideration of the mutual terms, conditions, and covenants hereinabove and hereinafter contained, the BCA Partners agree as follows:
                                   ARTICLE 1
                                 ORGANIZATION
Term. The BCA shall commence on the date of the last signature and this agreement shall continue and remain in full force and effect until all the purposes for which this venture has been undertaken have been accomplished and completed or until terminated by mutual written agreement of the BCA Partners herein.

Voting. Any reference herein to required numbers of business cooperation interests necessary to take certain actions shall be deemed to include only such interest of joint BCA Partners who are then entitled to vote pursuant to the terms of this Agreement.

Fiscal Year and Accounting Method. The fiscal year of the BCA shall begin on 1st day of January and end on the 31 day of December each year. The accounting method shall be on a accrual method or as required by CFO of the first party of this agreement. This agreement shall be amended as require to allow Harrison Digicom, Inc. to legal show activities on their consolidated financial statements.

The BCA Partners under which the BCA shall be authorized to do business shall be; Harrison Digicom, Inc., BCA Partner. (hereinafter referred to as the "Business" or "business").

Documents. The BCA Partners agree to execute any and all documents necessary to carry out the terms, conditions, and intent of this agreement.
                                    ARTICLE 2
                                OBJECT AND PURPOSE
Object and Purpose. The BCA is being created for, and shall have the power to accomplish, the following objects and purposes:

To form and carry on a BCA pursuant to the Laws of the United States of America and host nation of any venture. To begin, expand, increase, establish, and carry on the BCA business of developing business opportunities for profit, specifically to fund the operating capital needed for Communications systems, services and product for the any nation or commercial entity worldwide.
In general, to do and perform everything which may be necessary, advisable, incidental, suitable or proper for the conduct of (i) The BCA; and (ii) The BCA's business; and (iii) To carry out any and all such other activities as may be necessary to the business of the business cooperation.

Authority: The BCA Partners herein have agreed that the authority as pertaining to this agreement shall be as follows:

There shall be one  agreement working collectively but also separately, i.e.,
(i) this agreement shall be the authority for the BCA; and (ii) an agreement as required by each venture to comply with the host nation under the guidelines of this BCA.

This Agreement shall be the authority as pertaining to the Members and/or the BCA partner's Interest during the establishment of each venture; and This Agreement shall be the authority as pertaining to all aspects of the Business, i.e. the policy and procedure agreement spells out, but is not limited to, (i) Methods of operations; (ii) of the Compensation; (iii) Disposition of the business, and (iv) Other covenants pertaining to the business in the territories (v) authority to open bank accounts, or any other such financial needs of the agreement. This agreement shall be a working document and shall be assembled during the normal operations of business by the senior management of each business venture. The agreement shall be made available to first and third BCA Partners of this agreement and shall be reviewed annually by the management committee of this business cooperation .
                                    ARTICLE 3
                               MANAGEMENT COMMITTEE
All the BCA Partners hereby constitute and appoint as "Management Committee" of the Business the following persons: This Management Committee shall act as a

Board level management group to oversee final decisions that could impact this agreement. This committee shall have authority over all BCA Partners involved in this business cooperation.

Harrison Digicom, Inc. as part to the First Party, and shall have the rights to select two persons. Harrison Digicom, Inc. shall have the responsibility to coordinate the administration and sales / marketing needs of the business cooperation for growth and future expansion. Part to the Second Party shall have the rights to select one person, and shall be the operating manager to oversee the international field operations and sales/marketing, installation for this business cooperation . Both BCA Partners shall be responsible to the other to act in their best interest and report any major changes that could effect this agreement in any material way. Both BCA Partners shall have full authority to act on behalf of both BCA Partners in normal daily operations and report to the committee on a monthly or quarterly basis. Consultants shall each have right to select one person to the management committee. Parties shall select a President/ CEO and/or other officers as needed for the venture. The management committee elect a entity that shall be responsible for full operations of normal daily sales and marketing of services. The Management Committee agree to devote their services with agreed fees as hereinafter provided. Meeting shall be held by teleconference or in person as required at locations to be agreed by all parties.

The duties and obligations of the Business Management Committee are as follows:
To manage the business lawfully and in such a manner as to be profitable;
To maintain the books and records of the business and any and all other covenants of this agreement;

To perform all normal administrative acts;

To open and maintain bank accounts for the business, to pay obligations of the business, collect obligations owed to the business and compromise claims on said collections;

To obtain, pay the cost from the business funds for preparation, and timely file any necessary tax returns or informational filings for the business and to furnish copies of Harrison Digicom, Inc. to all joint BCA Partners;
To maintain insurance against liabilities, including insurance on any Real Property, as agreed upon between the BCA Partners herein;

To employ accountants, legal counsel, managers, or other consultants to perform services for the business and to compensate such employed persons from business funds;

To determine and assess from time to time, as needed, additional required cash contributions necessary or convenient to fulfill the objects and purposes of the BCA and to set the time within which such contributions must be paid;
All decisions, including, but not limited to, purchase of assets by the BCA, any loan or other obligation to be undertaken by the business cooperation, shall require the approval of all of the Management Committee;
Distributions of any profits of the business cooperation during the term of its existence shall be made at such times as the Management Committee shall agree hereafter.

The Management Committee shall have full and complete irrevocable authority, insofar as third persons are concerned, as the attorney-in-fact for the business and for each of the BCA Partners to execute and deliver any and all contracts, listing contracts, purchase contracts, letters of credit, bills of laden, leases, notes, deeds of trust, mortgages, deeds, any evidence of indebtedness or security, settlement statements, closing documents, settlement or compromise agreements, assignments, specifically including but not limited to those relating to the BCA business and to buy, sell, or convert to the use of the BCA, as the case may be and to execute all documents, relating thereto which the Management Committee in their sole discretion deem necessary or appropriate. This actions shall be non recourse to the partners.
A quorum for any meeting of the Management Committee shall be the entire panel of two Management Committee from each partner. However, in a dire emergency (i.e., an absolute now or never situation) a quorum may be held with by Harrison Digicom, Inc., pending full approval by complete quorum.
The Management Committee shall keep a Business Meeting Binder. The Second Party shall be appointed and act as secretary. All meetings, without exception, of the Management Committee shall be recorded in written minutes. All approved business, by the Management Committee, shall be in the form of written "resolutions". All written "minutes" of meetings, and all written "resolutions" passes or denied shall be placed in the Business Meeting Binder according to date, time and place.

                                  ARTICLE 4
              CAPITAL CONTRIBUTIONS OF THE JOINT BCA PARTNERS Initial Capital Contribution. The Partners shall contribute their experience time and effort to assist in a final agreement to be executed by any entity or nation to do the secure or non secure communications systems and other products offered by Harrison Digicom. Venro shall provide space in their NY office to handle such transaction on an on needed basis as part of this agreement. Expenses. All expenses of the BCA and all expenses necessary to carry out the objects and purpose of the business incurred, as defined in this Agreement, shall be paid by both BCA Partners separately unless otherwise agreed upon in writing by the BCA Partners herein.

Interest on Capital. Borrowed funds shall be entitled to receive interest rates at the normal market rates or as agreed by the management committee on all funds financed under this business cooperation agreement must be non recourse.

Right to Withdraw Capital. Either Party shall not be entitled to withdraw any part or all of the initial capital contribution from the capital account without Management Committee approval.

Notice Required Additional Contributions. The Management Committee shall give notice of all Required Additional Contribution for new ventures or current operating entities thirty (30) days prior to the date for the payment of the Required Additional Contribution, except in the event of an emergency, in which case notice may be given within five (5) days prior to the date of payment.
The notice shall state the amount and purpose for which the contribution is required and the date and time upon which it is to paid. Any additional contribution requires a 100% agreement by both partners.

Non-Capital Contributions. Any Partners who shall make non capital contributions to the business cooperation , items of equipment and/or personal property shall set out these items in Schedule "All" which is attached hereto and incorporated herein by reference, which shall, for the purposes of this agreement, remain the sole property of the contributing Partners. Contributing Partners shall have the right to withdraw his asset whenever deemed necessary, with ten (10) day written notice to the other BCA Partners.
                                    ARTICLE 5
                         ROYALTIES; NET INCOME AND LOSS
Profits/Net Income. Compensation from the business shall be in the form of consultant fees, commissions, net income or any other type of revenue/income achieved under this agreement paid to all BCA Partners shall be equally distributed as per the following: Venro shall receive a 10% of the gross sales as a finders fees paid as received by Harrison Digicom, Inc. In addition Venro shall receive 20% of the net income from each venture that Venro elects to remain as an active partner. Harrison Digicom, Inc. shall always retain a minimum of 80% ownership of each venture and 80% net income.
Net income shall be defined as final dollars received for any venture minus all cost associated with this business cooperation under Generally Accepted Accounting Principles of the USA or other nation as required. BCA partners agreed that Harrison Digicom, Inc. shall have the rights to report the business activities and financial results of all activity under the Harrison financial statements.

Reciprocity Transactions. If Harrison brings contracts and business to Venro during this relationship, Harrison shall receive the same as Venro would receive under this agreement and shall be considered as part of this agreement.
                                  ARTICLE 6
            LIABILITIES; INDEMNITY; VOTE - TIE BREAKING VOTE Liabilities of the BCA Partners. During the existence of the BCA, none of the BCA Partners shall be liable for any obligation of the other BCA Partners) created without the express approval of all the Management Committee.
Indemnity. The BCA Partners herein mutually agree to indemnify each other and hold each other harmless from: (i) loss or damage; and (ii) against any liability; and (iii) to perform acts that will prevent financial injury or harm to the other. The BCA Partners herein mutually agree to indemnify, protect, defend and hold each other or their sub-agents harmless from and against any and all losses, costs, expenses, damages, claims, obligations, liabilities, actions, suits, legal fees and expenses without limitation, of any kind whatsoever which may be imposed upon, incurred by, or asserted against the other, including but not limited to third party, sub-agents, or transactions contemplated hereby. The foregoing obligation of indemnities shall extend and survive the expiration, termination, completion, transfer, renewal, or refusal to renew this agreement.

Abide by Vote - Tie Breaking Vote. All members of the Management Committee agree to abide by the vote of the Management Committee. Each member of the Management Committee shall have one vote. In the event of a tie vote between the Management Committee, and the issue cannot be resolved, shall be current acting Chairman of management committee shall have the tie breaking vote. Any material change in this contract must have a unanimous vote to be passed. Chairman position shall be held by Harrison Digicom, Inc.

Voting Right. Any Managing BCA shall have the right to assign to another Managing BCA the right to vote his Interest hereunder at any meeting of the Management Committee. Such assignment shall be in writing, shall be executed prior to the time of any meeting at which such assigned right to vote may be exercised and shall be deposited with the Management Committee at the time of the meeting.

                                    ARTICLE 7
                REPRESENTATIONS AND WARRANTIES OF THE BCA PARTNERS The BCA Partners herein represent and warrant that there are no suits, judgments, or liens, of any kind, pending or filed against him, whether individually or conjunction with any person or entity, in any jurisdiction whatsoever.

Each party has full authority to enter this agreement and this agreement when executed will constitute the binding obligation of the parties enforceable in accordance with it's terms.

                                    ARTICLE 8
                     DISSOLUTION, TERMINATION AND WINDING UP Terminating Events. In the event: (i) of a transfer other than in accordance with the provisions of Article 6 above; (ii) the withdrawal or bankruptcy of a Partner;
(iii) material breach by a Partner; (iv) or other event; which, under applicable law, requires a termination of the BCA (hereinafter referred to as a "Terminating Event"), this BCA shall immediately be dissolved.
For purposes of this Agreement, a bankruptcy of a Partner shall be deemed to occur when such BCA files a petition in bankruptcy, or involuntarily takes advantage of any bankruptcy or insolvency law, or is adjudicated a bankrupt, or if a petition or answer is filed proposing the adjudication of such Partners as a bankrupt and such Partners either consents to the filing thereof or such petition or answer is not discharged or denied prior to the expiration of 60 days from the date of such filing; and the insolvency of a BCA shall be deemed to occur when such Partners's assets are insufficient to pay its liabilities as they come due, and the Partners shall so admit by action or notice to the BCA. Upon the occurrence of a Terminating Event, if remaining Partners owning fifty (50%) percent of the remaining Interests so decide, the business of the BCA shall continue uninterruptedly, notwithstanding said dissolution, as a new BCA subject to the Harrison Digicom, Inc. terms and conditions of this BCA Agreement.

If a Terminating Event shall occur, in addition to any other rights and remedies granted hereunder, the remaining BCA Partners (pro rata among themselves in proportion to their respective Interests as of the date of the Terminating Event, or in such other percentages as they shall agree upon) shall have a first option to purchase and acquire, and the Partners, or (his/its) successor interest, who has caused the Terminating Event (hereinafter referred to as the "Terminating Party") shall have the obligation to sell the Terminating Party's Interest in the BCA, which option shall be exercised by written notice to the Terminating Party within 60 days after the Management Committee shall be notified in writing of the occurrence of a Terminating Event. If such option is exercised, the remaining BCA Partners and the Terminating Party shall use their best efforts to agree upon a purchase price for such Interest, and the terms of payment thereof. If the BCA Partners are unable to agree upon a purchase price and terms of payment within 90 days after the exercise of the option, the remaining BCA Partners shall have an additional ten (10) days thereafter within which to withdraw his/their election to exercise. If such election is withdrawn, or if the option is not exercised in the first instance, the affairs of the BCA shall be liquidated under the supervision of the liquidating trustee, and the BCA assets distributed as provided hereafter. In the event, however, that such election is not withdrawn, then the remaining BCA Partners shall have the right to purchase the Terminating BCA Partners Interest for an amount equal to all initial and Additional required Contributions, less ten (10%) per cent which have actually been paid by the Terminating BCA.

Additional Terminating Events. In addition to the other provisions for the termination and dissolution of this BCA which are set forth above, the BCA may be dissolved and terminated upon the vote of Joint BCA Partners owing 100% of he Interest in the BCA, and shall be dissolved and terminated.
Liquidating Trustee. In the event of dissolution and termination of the BCA, a financial statement shall be prepared and furnished to each of the Joint BCA Partners within a reasonable time after dissolution. The Management Committee shall act as liquidating trustee. If a Managing BCA has been the cause of dissolution, died, dissolved, or suffered a legal incapacity or bankruptcy, then only the remaining Management Committee (i.e., excluding the Partners who was the cause) shall act as liquidating trustee. The liquidation of the BCA assets, the discharge of creditors' claims and distribution of the assets. The liquidating trustee shall be indemnified and held harmless by the BCA from and against any and all claims, demands, liabilities, costs, damages, and causes of action of any nature whatsoever, arising out of or incidental to the liquidating trustee's taking any action authorized under, or within the scope of, this Section; provided, however, the liquidating trustee shall not be entitled to indemnification hereunder where the claim at issue arose out of:
a)A matter entirely unrelated to the liquidating trustee's acting under the provisions of this Section;

b)The proven gross negligence or willful misconduct of the liquidating trustee; or
c)The proven breach by the liquidating trustee of (his/their) obligations under this Section.

d)The indemnification rights herein contained shall be cumulative of, and in addition to, any and all other rights, remedies and recourses to which the liquidating trustee shall be entitled, at law or in equity.
e)The liquidating trustee shall be entitled to compensation for their services in an Harrison Digicom, Inc. count commensurate with that paid fiduciaries in the closest Metropolitan area in that State or territory.
Winding Up. Upon the occurrence of any event which causes the dissolution of the BCA, the liquidating trustee shall first secure an independent appraisal of the fair market value of the BCA property and shall attempt to sell the BCA property at such price and on such terms as the liquidating trustee, in the exercise of their best business judgment under the circumstances then presented, deem in the best interest of the BCA. The proceeds of any dissolution shall be distributed in the following order or priority: a)To creditors of the BCA other than a Partners;

b)To BCA Partners for Harrison Digicom, Inc. accounts other than for capital and profits;

c)To BCA Partners for Harrison Digicom, Inc. accounts owing in respect of capital; and

d)To BCA Partners for Harrison Digicom, Inc. accounts due in respect of profits, on an equal basis.

e)Any gains from disposition and any stub-period operating income or loss shall be first charged to the BCA Partners' capital accounts in order to reflect correct final balances prior to liquidating distributions. In the event distribution of property is made instead of cash, it shall be treated as a sale at the fair market value of such property for purposes of adjusting capital account balances of the BCA Partners, and any gain or loss realized by such sale shall be allocated in accordance with Section 7.2 hereof for accounting purposes. If a disposition of BCA property has been made on terms that produce a note or contract receivable to the BCA, the dollar value attributable to each interest in such note or contract receivable distributed pursuant to this Section shall be, as to any distributed thereof, his pro rata portion of the face amount thereof, and the liquidating trustee shall be obliged to make liquidating distributions in a fashion such that the BCA Partners each are distributed a ratable share of cash items and a ratable share of receivable according to their respective total rights of liquidating distributions. Notwithstanding anything to the contrary set forth hereinabove, if, after the payment of current BCA liabilities and obligations to the extent of the funds and/or properties available for that purpose, if either: (i) any portion of a BCA borrowing remains unpaid; or (ii) the liquidating trustee determines that additional funds will be required to meet BCA costs and expenses theretofore incurred or for which the BCA may become responsible; then (iii) the liquidating trustee shall be obligated to retain such required amounts, if available (or as and when they become available); before (iv) any BCA cash or property is distributed to any BCA.

f)Voluntary Withdrawal Prohibited. No Partners shall have the right to withdraw from the BCA at any time; except in accordance with the provisions of this agreement.

g)No Right to Court Liquidation or Partition. Each Partners agrees not to apply for a court liquidation or partition, except upon written consent of 100% (one hundred percent) of BCA interests.

                                      ARTICLE 9
                            DEATH OR INCAPACITY OF PARTNER Death of a Partners.
The death or legal incapacity of a Partner or Corporation shall not dissolve or terminate this BCA.
Rights and Obligations of Successors in Interest. A person shall automatically lose his status of BCA upon his death or legal incapacity. His right to share in incomes and losses and distributions of assets shall devolve upon his personal representative. The estate of successor in interest of the deceased or incapacitated Partners shall be liable for all his obligations under this Agreement. A personal representative or successor shall automatically become a Partners. In case of default in respect to obligations of this Agreement, a BCA Interest in the hands of a personal representative or successor shall be subject to the provisions of Article 5 in the Harrison Digicom, Inc. manner as any other BCA Interest.

Joint Tenancy.   In cases where a BCA Interest is held in joint tenancy and a joint tenant dies, such interest shall pass in its entirety to the surviving joint tenant, together with all the rights and obligations appurtenant to such interest. Before exercising, in his or her sole Harrison Digicom, Inc., any of the rights of a Partners, the surviving joint tenant shall give notice of the death to the Management Committee. Proof of death, in the form of a death certificate, shall be included as part of such notice. Upon notice and proof of death of a Partners-join tenant, the Management Committee shall cause the BCA books to be amended so as to reflect the surviving joint tenant as owner of the Interest and as Partners in his or her sole name.

                                     ARTICLE 10
                                   MISCELLANEOUS
Power of Attorney. The BCA Partners agree that they shall execute, if necessary, a Special Power of Attorney for recording, pertaining to the authority of the Management Committee as herein set forth.
Successor's Rights and Liabilities. This Agreement Shall be binding upon and inure to the benefit of the heirs, successors, and assigns of the BCA Partners hereto (subject to the provisions of Article 6, hereof), except that such persons shall not become members of the BCA, unless accepted by the other Joint BCA Partners as provided for herein above.

Notices. All notices under this Agreement shall be in writing and be deemed delivered upon receipt. Unless delivered personally, all notices shall be given by certified mail, postage prepaid, return receipt requested. Notices to the Management Committee or to the BCA shall be delivered at, or mailed to the principal place of business of the BCA as shown in this agreement. Notices to other BCA Partners shall be delivered to such Partners, or mailed to the last address furnished by him for such purposes to the Management Committee. BCA Partners shall give notice of a change of address to the Management Committee in the manner provided in this Article. In addition to the above, if any Partners shall have secured or encumbered his BCA Interest in accordance with the provisions hereof, and the lender shall have furnished the BCA with its name and address, then, the lender shall be entitled to receive copies (at the same time and in same manner) of all notices given or sent to such Partners, including notices of Required Additional Contributions.

Amendments. This amendment, in the form of an "Addendum", if in writing and only by the consent of 100% (one hundred percent) of the Management Committee. An Addendum shall be proposed by the Management Committee. Following such proposal, the proposed Addendum shall be submitted to the full panel of Management Committee for a vote. A record of the proposed addendum (approved or denied) shall be placed in the Management Committee' Business Meeting Binder.

Interpretation. When the context in which words are used in this Agreement indicates that such is the intent, words in the singular number shall include the plural and vice versa, and words in the masculine gender shall include the feminine or neuter, and vice versa.
Section Headings. Section headings in no way define, limit, extend or interpret the scope of this Agreement or any particular article. Separability. If any provision of this Agreement is or becomes invalid, illegal, unenforceable in any jurisdiction, such provision shall be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without and enforceable or, of it cannot be so amended without materially altering the intention of the BCA Partners, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

Agreement in Counterparts. This Agreement may be executed in several counterparts, and as executed shall constitute one Agreement, binding on all of the BCA Partners hereto, notwithstanding that all the BCA Partners are not signatory to the original or the same counterpart.

Investment Representations. Each of the BCA Partners represents and warrants as follows:
In connection with the acquisition of his Interest in this BCA, it is represented that negotiation among the BCA Partners hereto have been at arms' length; and that before making the decision to enter into this BCA, each of the Joint BCA Partners has had access to all information available to any of the BCA Partners hereto regarding this Venture business which is the subject of this BCA; and that each of the BCA Partners has had an opportunity to discuss the same with each of the other Joint BCA Partners hereto;
That there has been made available to each of the BCA Partners all information regarding the aforementioned BCA business upon request; and, pursuant to such request, each of the Joint BCA Partners has investigated the investment potential of each Venture business and each of the BCA Partners has been furnished with such financial and other information about the aforementioned BCA business that he considered desirable to enable him to decide upon his investment hereunder;

Security Interest. Each Partners hereby grants to the BCA and the other BCA Partners a lien upon and a continuing security interest in his interest in the BCA to secure each and every obligation of such BCA arising hereunder, and the BCA and the other BCA Partners shall have available to them all rights of a secured party under International Commercial Code and the corresponding applicable law of any other country, state or territory having jurisdiction. Each Partners hereby also grants to the BCA and the other BCA Partners an irrevocable power of attorney (which, it is agreed, is coupled with an interest in the granting Partners's Interest in the BCA) to execute and deliver on behalf of the granting Partners such security agreements, financing statements, and other instruments covering the granting Partners's Interest in the BCA as may be necessary or convenient to evidence the lien and security interest provided by this section.

Tax Liability. Any tax liability incurred by this agreement shall be placed in an escrow account and paid in accordance with the laws controlling this agreement. The BCA Partners herein agree to file separately and corporately any and all necessary tax documents in connection with moneys received as a result of the implementation of this agreement.

Waiver. No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the BCA Partners charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future right or of any other right arising under this Agreement.

Entire Agreement. This instrument contains the entire agreement of the BCA Partners with respect to the subject matter hereof, and the terms, conditions, and covenants thereof may not be further modified except as outlined in this agreement.

Law. This agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of Nevada. The BCA Partners herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction as agreed by both BCA Partners. In the event that litigation results from or arises out of this Agreement or the performance thereof, reasonable attorney's fees, court costs, and any other relief to which the prevailing party may be entitled. In such event, no action shall be entertained by said court or any court of competent jurisdiction if filed more that one year subsequent to the date the causes(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.

Non-Disclosure. The BCA Partners herein mutually agree not to divulge disclose, communicate to any person, firm or corporation, at any time, either directly or indirectly in any form or manner whatsoever, any confidential, material, or operational information concerning the business of the other.
IN WITNESS WHEREOF, we have hereunto affixed our signatures as of the date and year as appearing after our signatures.

Harrison Digicom, Inc.

Party of the First Part:
/S/JOHN W. BUSH
John W. Bush, President/CEO
Date: 2-12-99

Venro Petroleum Corporation

Party of the Second Part:
/S/RAFAEL ROJAS
 Rafael Rojas, President Venro Petroleum Corporation,
Date: 2-18-99